July 1, 2010

Greenwich Advisors Trust

330 Railroad Avenue

Greenwich, CT 06830

RE:

Greenwich Advisors Trust

File Nos. 333-139633 and 811-21996

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Greenwich Advisors Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 6 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP